Exhibit 3.3

GUERRILLA RF, INC.

(a Delaware corporation)

AMENDED AND RESTATED BYLAWS

i

ii

GUERRILLA RF, INC.

(a Delaware corporation)

AMENDED AND RESTATED BYLAWS

As Effective October 22, 2021

Article I

OFFICES

Section 1.01 Registered Office. The registered office of Guerrilla RF, Inc. (the “Corporation”) will be fixed in the Certificate of Incorporation of the Corporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”).

Section 1.02 Other Offices. The Corporation may have other offices, both within and outside the State of Delaware, as the board of directors of the Corporation (the “Board”) from time to time shall determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.01 Place of Meetings. Meetings of stockholders shall be held at a place, if any, within or without the State of Delaware, determined by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”).

Section 2.02 Annual Meetings. If required by applicable law, an annual meeting of stockholders shall be held for the election of directors at such date, time and place (if any) as the Board shall each year fix. Any proper business may be transacted at the annual meeting.

Section 2.03 Special Meetings. Special meetings of stockholders for any purpose or purposes shall be called in the manner set forth in the Certificate of Incorporation. The special meeting may be held either at a place, within or without the State of Delaware, or by means of remote communication as the Board in its sole discretion may determine. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of the meeting.

Section 2.04 Notice of Meetings. Notice of all meetings of stockholders shall be given in writing or by electronic transmission in the manner provided by applicable law (including, without limitation, as set forth in Section 8.01 of these Bylaws) stating the date, time and place (if any) of the meeting, the means of remote communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting). In the case of a special meeting, such notice shall also set forth the purpose or purposes for which the meeting is called. Except as otherwise provided in the DGCL and the Certificate of Incorporation, notice of any meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

Section 2.05 Quorum. Unless otherwise required by applicable law, the Certificate of Incorporation or these Bylaws, at each meeting of the stockholders, the holders of a majority of the voting power of the capital stock of the Company issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business. Where a separate vote by a class or classes or series of stock is required, the holders of a majority of the voting power of the outstanding shares of such class or classes or series of the stock issued and outstanding and entitled to vote on such matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws.

If, however, such quorum shall not be present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting or (ii) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power, by the affirmative vote of a majority in voting power thereof, to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting as originally noticed.

Section 2.06 Adjournments. Any meeting of the stockholders, annual or special, may be adjourned from time to time, by (i) the chairperson of the meeting, (ii) the holders of a majority of the voting power of the shares of stock entitled to vote who are present, in person or by proxy, at such meeting, even if less than a quorum, or (iii) as otherwise provided in these Bylaws, to reconvene at the same of some other place (if any), and notice need not be given of any such adjourned meeting if the time and place (if any) thereof and the means of remote communication (if any) are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment, a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

Section 2.07 Organization. Meetings of stockholders shall be presided over by (a) such person as the Board may designate, or (b) in the absence or inability of such person to act, the Chairperson of the Board, or (c) in the absence or inability of such person to act, the Chief Executive Officer of the Corporation, or (d) in the absence or inability of such person to act, the officer or director whom the Board shall appoint. The Secretary of the Corporation or, in his or her absence or inability to act, the person whom the chairperson of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. The chairperson of any meeting of stockholders shall determine the order of business and the procedure at such meeting, including such regulation of the manner of voting and the conduct of business and discussion as seem to the chairperson in order. The chairperson of any meeting of stockholders shall have the power to adjourn the meeting to another time, date and place (if any), regardless of whether a quorum is present, at any time and for any reason.

Section 2.08 Voting; Proxies.

(a) General. Except as may be otherwise required by law, the Certificate of Incorporation or these Bylaws, each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock held by such stockholder.

(b) Election of Directors. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the voting power of the shares represented in person or by proxy at any meeting of stockholders, at which a quorum is present, held to elect directors and entitled to vote on such election of directors.

(c) Other Matters. Except as otherwise required by law, the Certificate of Incorporation, these Bylaws or the rules of any applicable stock exchange, in all matters other than the election of directors, brought before any meeting of stockholders, at which a quorum is present, shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Where a separate vote by a class or classes or series is required, in all matters other than the election of directors, the affirmative vote of the majority of shares of such class or classes or series present in person or represented by proxy at the meeting shall be the act of such class or classes or series, except as otherwise provided by law, the Certificate of Incorporation, these Bylaws or the rules of any applicable stock exchange.

(d) Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Such a proxy may be prepared, transmitted and delivered in any manner permitted by applicable law. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.

Section 2.09. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at 5:00 p.m. Eastern Time on the day next preceding the day on which notice is given, or, if notice is waived, at 5:00 p.m. Eastern Time on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of or to vote at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed by the Board, then the record date for determining stockholders for any such purpose shall be at 5:00 p.m. Eastern Time on the day on which the Board adopts the resolution relating thereto.

Section 2.10. List of Stockholders Entitled to Vote. The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order and showing the address of each stockholder and the number of shares of capital stock of the Corporation registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network as permitted by applicable law, provided that the information required to gain access to such list is provided with the notice of the meeting; or (b) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is held at a location where stockholders may attend in person, a list of stockholders entitled to vote at the meeting shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, then the list shall also be open for inspection by any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

Section 2.11. Inspectors of Elections. Before any meeting of the stockholders, the Corporation may, and shall if required by law, appoint one or more inspectors of election to act at the meeting or any adjournment thereof and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector of election, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector or inspectors may appoint or retain other persons or entities to assist the inspector or inspectors in the performance of their duties. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law. When executing the duties of inspector, the inspector or inspectors shall:

(a) ascertain the number of shares outstanding and the voting power of each share;

(b) determine the shares represented at the meeting and the validity of proxies and ballots;

(c) count all votes and ballots;

(d) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by the inspectors; and

(e) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

Section 2.12. Conduct of Meetings. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding person of the meeting, may include, without limitation, the following:

(a) the establishment of an agenda or order of business for the meeting;

(b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting;

(c) rules and procedures for maintaining order at the meeting and the safety of those present;

(d) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine;

(e) restrictions on entry to the meeting after the time fixed for the commencement thereof;

(f) limitations on the time allotted to questions or comments by participants;

(g) restricting the use of audio/video recording devices and cell phones; and

(h) complying with any state and local laws and regulations concerning safety and security.

Section 2.13. Notice of Stockholder Business; Nominations.

2.13.1 Annual Meeting of Stockholders.

(a) Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only: (i) pursuant to the Corporation’s notice of such meeting (or any supplement thereto), (ii) by or at the direction of the Board or any committee thereof, or (iii) by any stockholder of the Corporation who (x) is a stockholder of record on the date of the giving of the notice provided for in this Section 2.13 and on the record date for the determination of stockholders entitled to notice of and to vote at the meeting (the “Record Stockholder”) and (y) who complies with the notice and other procedures set forth in this Section 2.13. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to bring nominations or business properly before an annual meeting of stockholders (other than matters properly brought under Rule 14a-8 (or any successor rule) under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)), and such stockholder must comply with the notice and other procedures set forth in this Section 2.13 to bring such nominations or business properly before an annual meeting.

(b) For nominations or other business to be properly brought before an annual meeting by a Record Stockholder pursuant to Section 2.13.1(a) of these Bylaws:

i.	the Record Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation;
ii.	the Record Stockholder must have provided any updates or supplements to such notice at the times and in the forms required by this Section 2.13; and
iii.	the business proposed by the Record Stockholder must otherwise be a proper matter for stockholder action.

To be timely, a Record Stockholder’s written notice shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than 5:00 p.m. Eastern Time on the seventy-fifth (75th) day nor earlier than 5:00 p.m. Eastern Time on the one hundred and fifth (105th) day prior to the first anniversary of the date of the preceding year’s annual meeting (except in the case of the Corporation’s first annual meeting following its initial public offering, for which such notice shall be timely if delivered in the same time period as if such meeting were a special meeting governed by Section 2.13.3 of these Bylaws); provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the Record Stockholder to be timely must be so received (i) no earlier than 5:00 p.m. Eastern Time on the one hundred and fifth (105th) day prior to such annual meeting, and (ii) no later than 5:00 p.m. Eastern Time on the later of the ninetieth (90th) day prior to such annual meeting or 5:00 p.m. Eastern Time on the tenth (10th) day following the day on which Public Announcement (as defined below) of the date of such meeting is first made by the Corporation. In no event shall an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for providing the Record Stockholder’s notice.

(c) As to each person whom the Record Stockholder proposes to nominate for election or reelection as a director, in addition to the matters set forth in paragraph (e) below, such Record Stockholder’s written notice shall set forth:

i.	the name, age, business address and residence address of such person;
ii.	the principal occupation or employment of such nominee;
iii.	the class or series and number of all shares of capital stock of the Corporation that are beneficially owned or owned of record by such person or any Associated Person (as defined in Section 2.13.4);
iv.	the date or dates such shares were acquired and the investment intent of such acquisition;
v.	all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required, in each case pursuant to and in accordance with Section 14(a) (or any successor provision) under the Exchange Act and the rules and regulations promulgated thereunder;
vi.	such person’s written consent to being named in the Corporation’s proxy statement as a nominee and to serving as a director if elected;
vii.	whether such person meets the independence requirements of the stock exchange upon which the Corporation’s Common Stock is primarily traded;
viii.	a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such Proposing Person (as defined below) or any of its respective affiliates and associates, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Proposing Person or any of its respective affiliates and associates were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and
ix.	a completed and signed questionnaire, representation and agreement required by Section 2.13.2 of these Bylaws.

(d) As to any business other than the nomination of a director or directors that the Record Stockholder proposes to bring before the meeting, in addition to the matters set forth in paragraph (e) below, such Record Stockholder’s notice shall set forth:

i.	a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the text of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of each Proposing Person; and
ii.	a description of all agreements, arrangements and understandings between or among any such Proposing Person and any of its respective affiliates or associates, on the one hand, and any other person or persons, on the other hand, (including their names) in connection with the proposal of such business by such Proposing Person.

(e) As to each Proposing Person giving the notice, such Record Stockholder’s notice shall set forth:

i.	the current name and address of the Proposing Person giving notice, including, if applicable, their name and address as they appear on the Corporation’s stock ledger, if different;
ii.	the class or series and number of all shares of capital stock of the Corporation that are, directly or indirectly, owned beneficially or of record by such Proposing Person, including any shares of any class or series of capital stock of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future;
iii.	whether and the extent to which any derivative interest in the Corporation’s equity securities (including without limitation any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares of the Corporation or otherwise, and any cash-settled equity swap, total return swap, synthetic equity position or similar derivative arrangement (any of the foregoing, a “Derivative Instrument”), as well as any rights to dividends on the shares of any class or series of shares of the Corporation that are separated or separable from the underlying shares of the Corporation) or any short interest in any security of the Corporation (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any increase or decrease in the value of the subject security, including through performance-related fees) is held directly or indirectly by or for the benefit of such Proposing Person, including without limitation whether and the extent to which any ongoing hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including without limitation any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such Proposing Person with respect to any share of stock of the Corporation (any of the foregoing, a “Short Interest”);

iv.	any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Proposing Person or any of its respective affiliates or associates is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;
v.	any direct or indirect material interest in any material contract or agreement with the Corporation, any affiliate of the Corporation or any Competitor (as defined below) (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);
vi.	any significant equity interests or any Derivative Instruments or Short Interests in any Competitor held by such Proposing Person and/or any of its respective affiliates or associates;
vii.	any other material relationship between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation or any Competitor, on the other hand;
viii.	all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such Proposing Person and/or any of its respective affiliates or associates;
ix.	any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such Proposing Person with respect to such nominations or other business to be brought before the meeting pursuant to Section 14(a) (or any successor provision) under the Exchange Act and the rules and regulations promulgated thereunder;
x.	such Proposing Person’s written consent to the public disclosure of information provided to the Corporation pursuant to this Section 2.13;
xi.	a complete written description of any agreement, arrangement or understanding (whether oral or in writing) (including any knowledge that another person or entity is Acting in Concert (as defined in Section 2.13.4) with such Proposing Person) between or among such Proposing Person, any of its respective affiliates or associates and any other person Acting in Concert with any of the foregoing persons;
xii.	a representation that the Record Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination;
xiii.	a representation whether such Proposing Person intends (or is part of a group that intends) to deliver a proxy statement or form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees; and
xiv.	any proxy, contract, arrangement or relationship pursuant to which the Proposing Person has a right to vote, directly or indirectly, any shares of any security of the Corporation.

The disclosures to be made pursuant to the foregoing clauses (ii), (iii), (iv) and (vi) shall not include any information with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

(f) A stockholder providing timely notice of nominations or business proposed to be brought before a meeting of stockholders shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.13 shall be true and correct in all material respects as of (i) the record date for determining the stockholders entitled to notice of the meeting, and (ii) 5:00 p.m. Eastern Time on the tenth (10th) business day prior to the meeting or any adjournment or postponement thereof. In the case of an update or supplement pursuant to clause (i) of the foregoing sentence, such update shall be received by the Secretary of the Corporation at the principal executive office of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to notice of the meeting, and in the case of an update and supplement pursuant to clause (ii) of the foregoing sentence, such update and supplement shall be received by the Secretary of the Corporation at the principal executive office of the Corporation not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed). For the avoidance of doubt, the obligation to update as set forth in this paragraph shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or nomination or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of the stockholders.

2.13.2 Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee of any stockholder for election or reelection as a director of the Corporation, the person proposed to be nominated must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.13 of these Bylaws) to the Secretary of the Corporation at the principal executive offices of the Corporation a completed and signed questionnaire in the form required by the Corporation (which form the stockholder shall request in writing from the Secretary of the Corporation and which the Secretary shall provide to such stockholder within ten (10) days of receiving such request) with respect to the background and qualification of such proposed nominee and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made and a signed representation and agreement (in the form available from the Secretary upon written request) that such person: (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any Compensation Arrangement (as defined below) that has not been disclosed therein, (c) if elected as a director of the Corporation, will comply with all informational and similar requirements of applicable insurance policies and laws and regulations in connection with service or action as a director of the Corporation, (d) if elected as a director of the Corporation, will comply with all corporate governance, conflict of interest, stock ownership requirements, confidentiality and trading policies and guidelines of the Corporation publicly disclosed from time to time, (e) if elected as a director of the Corporation, will act in the best interests of the Corporation and its stockholders and not in the interests of individual constituencies, (f) consents to being named as a nominee in the Corporation’s proxy statement pursuant to Rule 14a-4(d) under the Exchange Act and any associated proxy card of the Corporation and agrees to serve if elected as a director, and (g) intends to serve as a director for the full term for which such individual is to stand for election.

2.13.3 Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of such meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of such meeting (a) by or at the direction of the Board or any committee thereof, or (b) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.13 is delivered to the Secretary, who is entitled to vote at the meeting, and upon such election and who complies with the notice procedures set forth in this Section 2.13.

In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if such stockholder delivers a stockholder’s notice that complies with the requirements of Section 2.13.1(b) of these Bylaws to the Secretary of the Corporation at the principal executive offices of the Corporation (i) no earlier than the one hundred and fifth (105th) day prior to such special meeting and (ii) no later than 5:00 p.m. Eastern Time on the later of the seventy-fifth (75th) day prior to such special meeting or the tenth (10th) day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for providing such notice.

2.13.4 General.

(a) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 2.13 shall be eligible to be elected at a meeting of stockholders and serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.13. Except as otherwise provided by law or these Bylaws, the chairperson of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.13 and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.13, unless otherwise required by law, if the stockholder (or a Qualified Representative of the stockholder (as defined below)) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(b) Notwithstanding the foregoing provisions of this Section 2.13, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.13 shall be deemed to affect any rights of (a) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) the holders of any series of the Corporation’s Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

(c) For purposes of these Bylaws the following definitions shall apply:

i.	a person shall be deemed to be “Acting in Concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or toward a common goal relating to the management, governance or control of the Corporation in substantial parallel with, such other person where (1) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes, and (2) at least one additional factor suggests that such persons intend to act in concert or in substantial parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions or making or soliciting invitations to act in concert or in substantial parallel; provided that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) (or any successor provision) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person;

ii.	“affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”); provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership;
iii.	“Associated Person” shall mean with respect to any subject stockholder or other person (including any proposed nominee) (1) any person directly or indirectly controlling, controlled by or under common control with such stockholder or other person, (2) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder or other person, (3) any associate of such stockholder or other person and (4) any person directly or indirectly controlling, controlled by or under common control or Acting in Concert with any such Associated Person;
iv.	“Compensation Arrangement” shall mean any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with candidacy, nomination, service or action as a nominee or as a director of the Corporation;
v.	“Competitor” shall mean any entity that provides products or services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates;
vi.	“Proposing Person” shall mean the following persons: (1) the Record Stockholder providing the notice of business proposed to be brought before an annual meeting or nomination of persons for election to the Board at a stockholder meeting, (2) the beneficial owner or beneficial owners, if different, on whose behalf the notice of business proposed to be brought before the annual meeting or nomination of persons for election to the Board at a stockholder meeting is made, and (3) any Associated Person on whose behalf the notice of business proposed to be brought before the annual meeting or nomination of persons for election to the Board at a stockholder meeting is made;
vii.	“Public Announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; and
viii.	to be considered a “Qualified Representative” of a stockholder, a person must be a duly authorized officer, manager, trustee or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as a proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at the meeting. The Secretary of the Corporation, or any other person who shall be appointed to serve as secretary of the meeting, may require, on behalf of the Corporation, reasonable and appropriate documentation to verify the status of a person purporting to be a “Qualified Representative” for purposes hereof.

Article III

BOARD OF DIRECTORS

Section 3.01. Powers. Except as otherwise provided in the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

Section 3.02. Number; Qualifications. The total number of directors constituting the Whole Board shall be fixed from time to time in the manner set forth in the Certificate of Incorporation and the term “Whole Board” shall have the meaning specified in the Certificate of Incorporation. No decrease in the authorized number of directors constituting the Whole Board shall shorten the term of any incumbent director. Directors need not be stockholders of the Corporation.

Section 3.03. Election. The Board shall be divided into three classes, designated Class I, Class II and Class III, as set forth in the Certificate of Incorporation. Election of directors need not be by written ballot. Each director shall hold office until the annual meeting at which such director’s term expires and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, disqualification or removal.

Section 3.04. Vacancies and Newly Created Directorships. All vacancies occurring in the Board and any newly created directorships resulting from any increase in the authorized number of directors shall be filled in the manner set forth in the Certificate of Incorporation.

Section 3.05. Resignation. Any director may resign at any time by notice in writing or by electronic transmission to the Corporation at its principal office or to the Chairperson of the Board, the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later effective date or upon the happening of an event or events as therein specified.

Section 3.06. Removal. Subject to the special rights of holders of any series of the Corporation’s Preferred Stock to elect directors, directors may be removed only as provided by the Certificate of Incorporation and applicable law.

Section 3.07. Regular Meetings. Regular meetings of the Board may be held at such places, within or without the State of Delaware, and at such times as the Board may from time to time determine. Notice of regular meetings need not be given if the date, times and places thereof are fixed by resolution of the Board.

Section 3.08. Special Meetings. Special meetings of the Board may be called by the Chairperson of the Board, the Chief Executive Officer, or a majority of the members of the Board then in office and may be held at any time, date or place, within or without the State of Delaware, as the person or persons calling the meeting shall fix. Notice of the time, date and place of such meeting shall be given in person or by telephone, in writing or by electronic transmission (including electronic mail), by the person or persons calling the meeting to all directors at least three (3) days before the meeting if the notice is mailed via overnight delivery, or at least twenty-four (24) hours before the meeting if such notice is given by telephone, hand delivery, facsimile, electronic mail or other means of electronic transmission; provided, however, that if, under the circumstances, the Chairperson of the Board or the Chief Executive Officer calling a special meeting deems that more immediate action is necessary or appropriate, notice may be delivered on the day of such special meeting. The notice need not state the purposes of the special meeting and, unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.09. Remote Meetings Permitted. Members of the Board, or any committee of the Board, may participate in a meeting of the Board or such committee by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other and be heard. Participation in a meeting pursuant to this Section 3.09 shall constitute presence in person at such meeting.

Section 3.10. Quorum; Vote Required for Action. At all meetings of the Board, a majority of the Whole Board shall constitute a quorum for the transaction of business. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date or time. Except as otherwise provided by these Bylaws, the Certificate of Incorporation, or required by applicable law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

Section 3.11. Organization. Meetings of the Board shall be presided over by (a) the Chairperson of the Board, or (b) in such person’s absence, by the Chief Executive Officer, or (c) in such person’s absence, by a chairperson chosen by the Board at the meeting. The Secretary of the Corporation shall act as secretary at each meeting of the Board, but in such person’s absence, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 3.12. Unanimous Action by Directors in Lieu of a Meeting. Unless otherwise restricted by these Bylaws or the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission, and any consent may be documented, signed, and delivered in any manner prescribed by Section 116 of the DGCL. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board or committee in accordance with applicable law.

Section 3.13. Fees and Expenses. Unless otherwise restricted by these Bylaws or the Certificate of Incorporation, directors may receive reasonable fees for their service on the Board and any committee thereof, as well as reimbursement of their actual and reasonable expenses, as may be fixed or determined by the Board.

Article IV

COMMITTEES

Section 4.01. Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting of such committee and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving, adopting or recommending to the stockholders any action or matter (other than the election or removal of members of the Board) expressly required by the DGCL to be submitted to stockholders for approval, or (b) adopting, amending or repealing any bylaw of the Corporation.

Section 4.02. Committee Rules. Each committee shall keep records of its proceedings and make such reports as the Board may from time to time request. Unless the Board provides otherwise, each committee designated by the Board may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures, each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article III of these Bylaws. Except as otherwise provided in the Certificate of Incorporation, these Bylaws or the resolution of the Board designating the committee, any committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and may delegate to any such subcommittee any or all of the powers and authority of the committee.

Article V

OFFICERS

Section 5.01. Generally. The officers of the Corporation shall consist of a Chief Executive Officer (who may be the Chairperson of the Board or the President), a President, a Secretary and a Treasurer and such other officers, if any, with such other titles as the Board shall determine including, but not limited to, a Chief Financial Officer, and one or more Vice Presidents. The Board may appoint such other officers as it deems appropriate. Any two or more offices may be held by the same person.

Section 5.02. Appointment of Officers. Each of the Corporation’s officers shall be appointed by the Board; provided, that, the Board may empower the Chief Executive Officer, or in the absence of the Chief Executive Officer, the President, to appoint such other officers as the business of the Corporation may require.

Section 5.03. Term. Each officer shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier resignation, death, disqualification or removal. Any officer of the Corporation elected or appointed by the Board may be removed at any time, with or without cause, by the Board; provided that if the Board has empowered the Chief Executive Officer to appoint any officer of the Corporation, then such officer may also be removed by the Chief Executive Officer. Such removal shall be without prejudice to the contractual rights of such officer (if any) with the Corporation. Any officer of the Corporation may resign at any time by giving notice of his or her resignation in writing, or by electronic transmission, to the Corporation at its principal office or to the Chairperson of the Board, the Chief Executive Officer or the Secretary. Any such resignation shall be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board, and the Board may, in its discretion, leave unfilled, for such period as it may determine, any offices.

Section 5.04. Chief Executive Officer. Subject to the control of the Board and such supervisory powers (if any) as may be given by the Board, the Chief Executive Officer shall have general supervision, direction, and control over the business and affairs of the Corporation. The Chief Executive Officer shall perform all duties incident to the office of the Chief Executive Officer, and any other duties as may be from time to time assigned to the Chief Executive Officer by the Board, in each case subject to the control of the Board. The person holding the office of President shall be the Chief Executive Officer of the Corporation unless the Board shall designate another officer to be the Chief Executive Officer.

Section 5.05. Chairperson of the Board. Subject to the provisions of Section 3.11 of these Bylaws, the Chairperson of the Board shall have the power to preside at all meetings of the Board and shall have such other powers and duties as provided in these Bylaws and as the Board may from time to time prescribe. Unless provided otherwise by the Board, the Chairperson of the Board shall not be deemed to be an officer of the Corporation by virtue of such appointment.

Section 5.05. President. The person holding the office of Chief Executive Officer shall be the President of the Corporation unless the Board shall have designated one individual as the President and a different individual as the Chief Executive Officer of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board, and subject to the supervisory powers of the Chief Executive Officer (if the Chief Executive Officer is an officer other than the President), and subject to such supervisory powers and authority as may be given by the Board to the Chairperson of the Board, and/or to any other officer, the President shall have general charge and supervision of the business and affairs of the Corporation. The President shall perform such other duties and shall have such other powers as the Board may from time to time prescribe.

Section 5.06. Chief Financial Officer. The person holding the office of Chief Financial Officer shall be the Treasurer of the Corporation unless the Board shall have designated another officer as the Treasurer of the Corporation. Subject to the direction of the Board and the Chief Executive Officer, the Chief Financial Officer shall perform all duties and have all powers that are commonly incident to the office of Chief Financial Officer, or as the Board or the Chief Executive Officer may from time to time prescribe.

Section 5.07. Treasurer. The person holding the office of Treasurer shall be the Chief Financial Officer of the Corporation unless the Board shall have designated another officer as the Chief Financial Officer of the Corporation. The Treasurer shall have the custody of the Corporation’s funds and securities, except as otherwise provided by the Board, and shall keep full and accurate accounts of receipts and disbursements in records belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer shall make such disbursements of the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the President and the directors, at the regular meetings of the Board, or whenever they may require it, an account of all of his or her transactions as treasurer and of the financial condition of the Corporation. The Treasurer shall also perform such other duties and have such other powers as are commonly incident to the office of Treasurer, or as the Board or the Chief Executive Officer may from time to time prescribe.

Section 5.08. Vice President. Each Vice President shall have all such powers and duties as are commonly incident to the office of Vice President or that are delegated to him or her by the Board or the Chief Executive Officer. A Vice President may be designated by the Board to perform the duties and exercise the powers of the Chief Executive Officer or President in the event of the Chief Executive Officer’s or President’s absence or disability.

Section 5.09. Secretary. The Secretary shall give, or cause to be given, all authorized notices for, and shall keep, or cause to be kept, minutes of all meetings of the stockholders and the Board. The Secretary shall have charge of the corporate minute books and similar records and shall perform such other duties and have such other powers as are commonly incident to the office of Secretary, or as the Board or the Chief Executive Officer may from time to time prescribe.

Section 5.10. Delegation of Authority. In case any officer is absent, or for any other reason that the Board may deem sufficient, the Chief Executive Officer or the President or the Board may delegate the powers or duties of such officer to any other officer.

Article VI

CAPITAL STOCK

Section 6.01. Certificates; Uncertificated Shares. The shares of capital stock of the Corporation may be certificated or uncertificated, as provided under applicable law; provided, however, that any resolution of the Board that the shares of capital stock of the Corporation shall be uncertificated shares shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation (or the transfer agent or registrar, as the case may be). Notwithstanding the foregoing, the Board may provide by resolution or resolutions that some or all of any class or series shall be certificated shares. If shares are represented by certificates, such certificates shall be in such form as may be prescribed by law and by the Board. The certificates representing shares of stock shall be signed by, or in the name of, the Corporation, by any two authorized officers of the Corporation. Any or all such signatures may be a facsimile. In case any officer, transfer agent or registrar who has signed such a certificate ceases to be an officer, transfer agent, or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if the signatory were still an officer, transfer agent or registrar at the date of issue.

Section 6.02. Transfers. Shares of stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books administered by or on behalf of the Corporation only by the direction of the registered holder thereof or such person’s attorney, lawfully constituted in writing, and, if such stock is certificated, upon the surrender to the Company or its transfer agent or other designated agent of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued.

Section 6.03. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock or may register uncertificated shares in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such person’s legal representative, to agree to indemnify the Corporation and/or to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate, the issuance of such new certificate or the registration of such uncertificated shares.

Section 6.04. Other Regulations. Subject to applicable law, the Certificate of Incorporation and these Bylaws, the issue, transfer, conversion and registration of shares represented by certificates and of uncertificated shares shall be governed by such other regulations as the Board may establish.

Article VII

INDEMNIFICATION

Section 7.01. Indemnification. Each person who was or is made a party to, or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative, or any other type whatsoever, preliminary, informal or formal, including any arbitration or other alternative dispute resolution (including but not limited to giving testimony or responding to a subpoena) and including any appeal of any of the foregoing (a “Proceeding”), by reason of the fact that such person (or a person of whom such person is the legal representative), is or was a director or officer of the Corporation or a Reincorporated Predecessor (as defined below) or, while serving as a director or officer of the Corporation or a Reincorporated Predecessor, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity, including service with respect to employee benefit plans (for purposes of this Article VII, an “Indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expenses, costs, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith. Such indemnification shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation or a Reincorporated Predecessor (as defined below) or ceased to serve at the request of the Corporation as a director, officer, authorized signatory or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise or non-profit entity, including service with respect to employee benefit plans, and shall inure to the benefit of such Indemnitees’ heirs, executors and administrators. Notwithstanding the foregoing, subject to Section 7.06 of this Article VII, the Corporation shall indemnify any such Indemnitee seeking indemnity in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board or such indemnification is authorized by an agreement approved by the Board. As used herein, the term the “Reincorporated Predecessor” means a corporation that is merged with and into the Corporation in a statutory merger where (a) the Corporation is the surviving corporation of such merger; or (b) the primary purpose of such merger is to change the corporate domicile of the Reincorporated Predecessor to Delaware.

Section 7.02. Advancement of Expenses. Notwithstanding any other provision of these Bylaws, the Corporation shall pay the expenses (including attorneys’ fees) actually and reasonably incurred by an Indemnitee in defending any Proceeding in advance of its final disposition, upon receipt of an undertaking by or on behalf of such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Section 7.02 or otherwise. Any advances of expenses or undertakings to repay pursuant to this Section 7.02 shall be unsecured, interest free and without regard to Indemnitee’s ability to pay.

Section 7.03. Non-Exclusivity of Rights. The rights conferred on any person in this Article VII shall not be deemed exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote or consent of stockholders or disinterested directors, or otherwise. Additionally, nothing in this Article VII shall limit the ability of the Corporation, in its discretion, to indemnify or advance expenses to persons whom the Corporation is not obligated to indemnify or advance expenses pursuant to this Article VII.

Section 7.04. Indemnification Contracts. The Board is authorized to cause the Corporation to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification or advances, to the fullest extent not prohibited by the DGCL.

Section 7.05. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee, or agent or trustee of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise, or nonprofit entity.

Section 7.06. Right of Indemnitee to Bring Suit. If a claim for indemnification or advancement of expenses under this Article VII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the Indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee also shall be entitled to be paid, to the fullest extent permitted by law, the expense of prosecuting or defending such suit. In any such suit the Corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the Indemnitee is not entitled to the requested indemnification or advancement of expenses.

Section 7.07. Nature of Rights. The rights conferred upon Indemnitees in this Article VII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 7.08. Insurance. The Corporation may purchase and maintain insurance, on behalf of person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL.

Section 7.09. Amendment or Repeal. Any amendment, repeal or modification of any provision of this Article VII that adversely affects any right of an Indemnitee or an Indemnitee’s successors shall be prospective only, and shall not adversely affect any right or protection conferred on a person pursuant to this Article VII and existing at the time of such amendment, repeal or modification.

Article VIII

NOTICES

Section 8.01. Notice. Except as otherwise specifically provided in these Bylaws or required by applicable law or the Certificate of Incorporation, all notices required to be given pursuant to these Bylaws shall be in writing and may in every instance be effectively given by hand delivery (including use of a delivery service), by depositing such notice in the mail, postage prepaid, or by sending such notice by prepaid overnight express courier, facsimile, electronic mail or other form of electronic transmission. Any such notice shall be addressed to such person to whom notice is to be given at such person’s last known address, facsimile number or electronic mail address as the same appears on the records of the Corporation. The notice shall be deemed given (a) in the case of hand delivery, when received by the person to whom notice is to be given or by any person accepting such notice on behalf of such person, (b) in the case of delivery by mail, upon deposit in the mail, postage prepaid, (c) in the case of delivery by overnight express courier, on the first business day after such notice is dispatched, (d) in the case of delivery by facsimile, when directed to the person to whom notice is to be given or by any person accepting such notice on behalf of such person, or (e) in the case of electronic mail, when directed to such person’s electronic mail address (unless the person has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the DGCL to be given by electronic transmission).

Section 8.03. Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver of notice, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any waiver of notice.

Article IX

INTERESTED DIRECTORS

Section 9.01. Interested Directors. No contract or transaction between the Corporation and one or more of its members of the Board or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are members of the board of directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof that authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (a) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (b) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof, or the stockholders.

Section 9.02. Quorum. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

Article X

MISCELLANEOUS

Section 10.01. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board.

Section 10.02. Seal. The Board may provide for a corporate seal, which may have the name of the Corporation inscribed thereon and shall otherwise be in such form as may be approved from time to time by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise, as may be prescribed by law or custom or the Board.

Section 10.03. Books and Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device, method or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided that the records so kept can be converted into clearly legible paper form within a reasonable time and otherwise comply with the DGCL. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

Section 10.04. Certificate of Incorporation Governs. In the event of any conflict between any applicable law or the Certificate of Incorporation and these Bylaws, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

Section 10.05. Severability. If any provision of these Bylaws shall be held to be invalid, illegal, unenforceable or in conflict with the provisions of the Certificate of Incorporation, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these Bylaws (including without limitation, all portions of any section of these Bylaws containing any such provision held to be invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation, that are not themselves invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation) shall remain in full force and effect.

Section 10.06. Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Article XI

AMENDMENT

These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted, by the Board or by the stockholders of the Corporation as expressly provided in the Certificate of Incorporation.

Article XII

EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.